SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2727 Allen Parkway, Suite 1200
Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 -4(c))

Item 2.02. Results of Operations and Financial Condition.
          On May 7, 2008, Copano Energy, L.L.C. (“Copano”) issued a press release announcing its financial results for the quarter ended March 31, 2008, and on May 8, 2008, Copano will hold a webcast conference call discussing those results. A copy of the earnings release is furnished as Exhibit 99.1 to this report. The webcast conference call will be available for replay on Copano’s website, www.copanoenergy.com, and will be archived for 90 days.
          Exhibit 99.1 includes discussion of non-generally accepted accounting principles, or non-GAAP, financial measures of segment gross margin, total segment gross margin, EBITDA, Adjusted EBITDA and distributable cash flow, and provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flows from operating activities or any other GAAP measure of liquidity or financial performance. Copano uses non-GAAP financial measures as measures of its core profitability or to assess the financial performance of its assets. Copano believes that investors benefit from having access to the same financial measures that its management uses in evaluating Copano’s liquidity position or financial performance.
          With respect to a Copano operating segment, segment gross margin is defined as segment revenue less cost of sales. Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased from third parties, cost of natural gas and NGLs purchased from affiliates, cost of crude oil purchased from third parties, costs paid to third parties to transport volumes and costs paid to affiliates to transport volumes. Total segment gross margin is the sum of the operating segment gross margins and the results of Copano’s risk management activities that are included in Corporate and other. Copano views total segment gross margin as an important performance measure of the core profitability of its operations. This measure is a key component of internal financial reporting and is used by senior management in deciding how to allocate capital resources among operating segments. The GAAP measure most directly comparable to total segment gross margin is operating income.
          Copano defines EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is a financial measure that, with certain negotiated adjustments, is reported to Copano’s lenders and is used to compute financial covenants under its credit facility. EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP. Copano’s EBITDA may not be comparable to EBITDA or similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as Copano does. Copano has reconciled EBITDA to net income and cash flows from operating activities.
          Because a portion of Copano’s net income (loss) is attributable to equity earnings (loss) from its unconsolidated affiliates, including Bighorn, Fort Union, Webb Duval and Southern Dome, Copano calculates Adjusted EBITDA to reflect the depreciation and amortization expense embedded in the equity in earnings (loss) from these unconsolidated affiliates. Specifically, Adjusted EBITDA is determined by adding to EBITDA (i) the portion of each unconsolidated affiliates’ depreciation and amortization expense which is proportional to Copano’s ownership interest in that unconsolidated affiliate and (ii) the amortization expense attributable to the difference between Copano’s carried investment in each unconsolidated affiliate and the underlying equity in its net assets. EBITDA or Adjusted EBITDA is used as a supplemental financial measure by external users of Copano’s financial statements such as investors, commercial banks and research analysts, and Adjusted EBITDA is used by Copano’s management, to assess:
•	the financial performance of Copano’s assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of Copano’s assets to generate cash sufficient to pay interest costs and support indebtedness;

•	Copano’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
          Distributable cash flow is defined as net income plus: (i) depreciation and amortization expense; (ii) cash distributions received from investments in unconsolidated affiliates and equity losses from such unconsolidated affiliates; (iii) provision for deferred income taxes; (iv) the subtraction of maintenance capital expenditures; (v) the subtraction of equity in the earnings of unconsolidated affiliates; and (vi) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Maintenance capital expenditures represent capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of Copano’s assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Distributable cash flow is a significant performance metric used by senior management to compare basic cash flows generated by Copano (prior to any cash reserves established by its Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important non-GAAP financial measure for unitholders since it serves as an indicator of Copano’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not Copano is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity generally is related to the amount of cash distributions the entity can pay to its unitholders. The GAAP measure most directly comparable to distributable cash flow is net income.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Copano Energy, L.L.C. press release dated May 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: May 7, 2008	By:	/s/ Matthew J. Assiff

	Name:	Matthew J. Assiff
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Copano Energy, L.L.C. press release dated May 7, 2008